EXHIBIT 1
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  IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARIES WHICH ACQUIRED SECURITIES
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       Citigroup Global Markets Inc is a broker or dealer registered under
	                 Section 15 of the Act (15 U.S.C. 78o).

       Citibank, N.A. is a bank as defined in Section 3(a)(6) of the
                      Act (15 U.S.C. 78c).


        Each of the undersigned hereby affirms the identification and Item 3 classification of the subsidiaries which acquired the security holdings reported in this Schedule 13G.


Date: January 30, 2015


                      CITIGROUP INC.



                      By: /s/ Ali L. Karshan
                         --------------------------------------------
                         Name:   Ali L. Karshan
                         Title:  Assistant Secretary